THIRD AMENDMENT TO
                            STOCK PURCHASE AGREEMENT
                            ------------------------

     This Third Amendment to Stock Purchase Agreement is entered into as of this 11th day of August, 1997 by and among Aviation Group, Inc., a Texas corporation ("Group"), Casper Air Service, a Wyoming corporation ("Casper"), and the shareholders of Casper (each a "Casper Shareholder" and collectively the "Casper Shareholders").

                                R E C I T A L S:
                                ----------------

     WHEREAS, the parties have entered into a Stock Purchase Agreement dated as of April 18, 1997, as amended by First Amendment to Stock Purchase Agreement dated June 16, 1997 and Second Amendment to Stock Purchase Agreement dated as of July 31, 1997 (collectively, as amended, referred to as the "Agreement") pursuant to which Group has agreed to purchase, and the Casper Shareholders have agreed to sell, all of the outstanding shares of capital stock of Casper;

     WHEREAS, the parties desire to amend the Agreement to extend the outside date for the Closing as provided herein.

     NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, the parties do hereby amend the Agreement as follows:

1.   Subsection 12.1.2 shall be amended to read in its entirety as follows:

          12.1.2 unilaterally by Group, on one hand, or by Casper, on the other hand, in writing, without liability on the part of the terminating party on account of such termination (provided the terminating party is not otherwise in material default or breach of this Agreement, or has failed or refused to close without justification hereunder), if the Closing Date shall not have occurred on or before 5:00 p.m. Central Standard Time on August 20, 1997 ("Final Termination Date"). Group has previously paid $25,000 for extension of the Final Termination Date from June 15 to July 15, 1997, and $25,000 for extension of the Final Termination Date from July 15 to August 15, 1997, and said payments of $50,000 total to extend the Final Termination Date shall be referred to collectively as the "Extension Fee";

2.   The Agreement as amended hereby shall continue in full force and effect.

     EXECUTED as of the date first above written.


                                      CASPER AIR SERVICE


                                       By:   /s/ Fred Werner
                                             -----------------------------------
                                       Name: Fred Werner
                                             -----------------------------------
                                       Title:President
                                             -----------------------------------


                                       AVIATION GROUP, INC.


                                       By:   /s/ Lee Sanders
                                             -----------------------------------
                                             Lee Sanders, President


                                             /s/ Fred Werner
                                             -----------------------------------
                                             Fred Werner, Individually



                                             /s/ Jeff L. Bishop
                                             -----------------------------------
                                             Jeff L. Bishop, Individually



                                             /s/ Quentin Dawson
                                             -----------------------------------
                                             Quentin Dawson, Individually



                                             CASPER AIR SERVICE EMPLOYEE STOCK
                                             OWNERSHIP PLAN AND TRUST


                                              By: /s/ Fred Werner
                                                  ------------------------------
                                                  Fred Werner, Sole Trustee




ROBEDB/01652.007003
DALLAS/73077.01

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